UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                November 9, 2005
                Date of Report (Date of Earliest Event Reported)

                               CONVERA CORPORATION
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             (Exact name of registrant as specified in its charter)

 Delaware                               000-31989               54-1987541

(State or other                     (Commission File No.)     (I.R.S. Employer
jurisdiction of incorporation)                              Identification No.)

                          1921 GALLOWS ROAD, SUITE 200
                             VIENNA, VIRGINIA 22182
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              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (703) 761-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 _____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01 Entry into a Material Definitive Agreement

The disclosure included in Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 10 2005, Convera Corporation (the "Company") announced that it had hired Kurt Gastrock as its new Chief Operating Officer effective as of November 9, 2005. Mr. Gastrock, 40, has more than 15 years combined experience with Sprint Corporation, a publicly traded wireless, wireline and data communications provider. Most recently, Mr. Gastrock has been Vice President and General Manager of Sprint Wireless Sites since 2003. Mr. Gastrock also served in other management capacities at Sprint Corporation, including Vice President of Sprint Hosting Solutions from 2002 to 2003 and Vice President of Sprint E|Solutions from 2000 to 2002. Mr. Gastrock held various other sales and operational positions within Sprint from 1989 to 1999. In addition, Mr. Gastrock served as Vice President of Engineering of USinternetworking, Inc., an application service provider, from 1999 to 2000.

In connection with Mr. Gastrock's appointment, the Company entered into an at-will employment agreement with Mr. Gastrock, whereby Mr. Gastrock agreed to act as the Company's Executive Vice President and Chief Operating Officer. Under his agreement Mr. Gastrock's base salary is $300,000 and he is eligible for a bonus of up to $175,000 per fiscal year to be paid quarterly, depending upon the Company's actual performance compared to the Company's operating plan. Under his agreement, Gastrock is guaranteed the quarterly bonus of $43,750 for the fourth quarter of fiscal 2006. Upon joining the Company, Mr. Gastrock was granted options to purchase 500,000 shares of the Company's common stock pursuant to the Company's 2000 Stock Option Plan. Mr. Gastrock's options vest 12.5% every six months. In addition, Mr. Gastrock was granted 200,000 deferred shares under the Company's 2000 Stock Option Plan (the "Deferred Shares"). The Deferred Shares vest on the earlier to occur of (a) five years from the beginning of Mr. Gastrock's employment provided he remains continuously employed with the Company through such date and (b) the occurrence of a change in control of the Company while he is employed by the Company followed (i) by continuous employment by Mr. Gastrock at the Company or its successor for a period of 12 months or (ii) within 12 months by a termination of employment without cause or a substantial diminution of his duties and/or responsibilities compared to his duties and responsibilities immediately prior to the change of control. If Mr. Gastrock's employment is terminated by the Company (other than for reasons set forth in the agreement), (a) the Company shall pay Mr. Gastrock an amount equal to one year of his then-current base salary and bonus paid out over the Company's regular payroll schedule following the effective date of such termination, as well as one year of medical benefits coverage, (b) 20% of the Deferred Shares will vest for each full year of continuous employment with the Company, and 5% for any full quarter of continuous employment after the first full year of employment, if employment is less than a full year thereafter and (c) Mr. Gastrock's stock options will continue to vest according to their regular vesting schedule during the duration of the severance period.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the Company's press release announcing the appointment of Mr. Gastrock.

Item 9.01(c).  Financial Statements and Exhibits

99.1     Press Release of Convera Corporation dated November 10, 2005.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                     CONVERA CORPORATION


                                      By:   /s/ JOHN R. POLCHIN
                                               John R. Polchin
                                              Chief Financial Officer

Date: November 10, 2005

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